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                                                                    Exhibit 23.4

                          Independent Auditors' Consent

The Board of Directors
Anteon International Corporation and Subsidiaries:

We consent to the use of our report dated February 24, 2000, with respect to the consolidated balance sheets of Sherikon, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, cash flows, and stockholders' equity, for each of the years in the two-year period ended December 31, 1999, included in the Form S-1 (No. 333-75884) of Anteon International Corporation, incorporated herein by reference.

                                /s/ Keller Bruner & Company, LLP


Bethesda, Maryland
March 11, 2002